Exhibit (h)(119)

March 30, 2017

Michelle Rosenberg

Janus Capital Management LLC

151 Detroit Street

Denver, Colorado 80206

Dear Ms. Rosenberg:

Attached is revised Schedule A to the Administration Agreement dated June 23, 2011, as may be further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Capital Management LLC (“JCM”). The purpose of the revision is to reflect the liquidation and termination of Janus International Equity Fund, effective as of the close of business on March 30, 2017.

Pursuant to Section 5 of the Agreement, the Trust hereby requests that JCM acknowledge its acceptance of the terms contained in the revised Schedule.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND

By:	/s/ Kathryn Santoro

Kathryn Santoro
Vice President, Chief Legal Counsel and Secretary

JANUS CAPITAL MANAGEMENT LLC

By:	/s/ Michelle Rosenberg

Michelle Rosenberg
Senior Vice President and Deputy General Counsel

Revised effective as of March 30, 2017

SCHEDULE A

INTECH Emerging Markets Managed Volatility Fund

INTECH Global Income Managed Volatility Fund

INTECH International Managed Volatility Fund

INTECH U.S. Core Fund

INTECH U.S. Managed Volatility Fund

Janus Adaptive Global Allocation Fund

Janus Asia Equity Fund

Janus Balanced Fund

Janus Contrarian Fund

Janus Diversified Alternatives Fund

Janus Emerging Markets Fund

Janus Enterprise Fund

Janus Flexible Bond Fund

Janus Fund

Janus Forty Fund

Janus Global Bond Fund

Janus Global Life Sciences Fund

Janus Global Real Estate Fund

Janus Global Research Fund

Janus Global Select Fund

Janus Global Technology Fund

Janus Global Unconstrained Bond Fund

Janus Growth and Income Fund

Janus High-Yield Fund

Janus International Equity Fund

Janus Multi-Sector Income Fund

Janus Overseas Fund

Janus Real Return Fund

Janus Research Fund

Janus Short-Term Bond Fund

Janus Triton Fund

Janus Twenty Fund

Janus Venture Fund

Perkins Global Value Fund

Perkins International Value Fund

Perkins Large Cap Value Fund

Perkins Mid Cap Value Fund

Perkins Select Value Fund

Perkins Small Cap Value Fund

Perkins Value Plus Income Fund